Exhibit 99.1

Opexa Secures Private Funding for its NMO Orphan Development Program, Including Planned Phase I/II Clinical Study

THE WOODLANDS, Texas--(BUSINESS WIRE)--September 1, 2015--Opexa Therapeutics, Inc. (NASDAQ: OPXA), a biopharmaceutical company developing personalized immunotherapies for autoimmune disorders including multiple sclerosis (MS) and neuromyelitis optica (NMO), today announced that the Company has entered into a stock purchase agreement with a private investor to fund the Company’s NMO program, including its planned Phase I/II trial, for up to $5 million, upon achievement of certain pre-specified milestones.

The funding is to be provided in five tranches, based on the successful completion of milestones, with the first tranche having been delivered today, the effective date of this agreement. For the first tranche, the company issued shares priced at $0.55 per share for a purchase amount of $500,000. The total number of shares delivered in the first tranche was 909,090. The first tranche also included a warrant to acquire an equal number of shares with an initial exercise price of $0.50 until June 30, 2016, and an exercise price of $1.50 through its expiration on April 9, 2018.

Subsequent tranches totaling a possible $4.5 million are based on the completion of the ongoing preclinical activities and subsequent submission of an IND for OPX-212 in NMO no later than February 15, 2016; the review and acceptance of the IND by the U.S. Food and Drug Administration (FDA) no later than May 15, 2016; enrollment of the first patient in a planned Phase I/II study no later than August 30, 2016; and enrollment of 30% of the patients in the same Phase I/II study no later than December 31, 2016. Each subsequent tranche will include the sale of common stock only (i.e., no additional warrants will be issued), with such shares priced at 90% of the 10-day volume weighted average price of Opexa’s common stock immediately preceding the occurrence of the related milestone. The Company has filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which includes a copy of the stock purchase agreement. No bank was used in this transaction.

“We are pleased as this financing gives us the potential to fully fund the Phase I/II clinical trial we are planning for OPX-212 in NMO,” said Neil K. Warma, President and Chief Executive Officer of Opexa. “OPX-212 is Opexa’s second development program and offers what we believe to be a promising therapy for individuals with NMO. Currently there are no approved treatments for NMO, a debilitating disease in which the patients suffer attacks that can lead to blindness and paralysis. Having secured the financing to get through a first-in-man or proof-of-concept study is significant. Our next step in the OPX-212 development program is to complete the IND-enabling studies over the next several months such that we can file our IND with the FDA by the end of the year and be in a position to commence our Phase I/I trial by mid-2016. We are grateful to the patients and the NMO community who have supplied us with blood samples enabling us to proceed with our pre-IND work, to the thought leaders and nurse coordinators at UT Southwestern and Johns Hopkins for being open and receptive to Opexa’s approach to NMO, and to our investors for enabling Opexa to potentially move forward with the planned clinical study with OPX-212.”

Mr. Warma added, “Earlier this year we secured financing to fully fund our landmark Phase IIb Abili-T trial with Tcelna® in secondary progressive multiple sclerosis, which is expected to read out in the second half of 2016, and now, with today’s announcement, we have secured financing to possibly fully fund the first clinical study in our orphan disease program. Both of these programs, if successful, have the potential to provide significant improvements to the quality of life of many individuals suffering from debilitating diseases. In 2013, we secured an option and license agreement with Merck Serono for a potential partnership with Tcelna in multiple sclerosis. We do, though, currently own 100% of the rights to OPX-212 and all other possible drug candidates developed off of our proprietary T-cell immunotherapy platform and, therefore, maintain all future partnering rights for these candidates.”

NMO, also known as neuromyelitis optica spectrum disorder (NMOSD), is a rare autoimmune disorder, which is designated as an Orphan Disease by the U.S. Food and Drug Administration. It is a relapsing inflammatory demyelinating disease that most commonly affects optic nerves and the spinal cord. There is currently no cure and there are no approved therapies for this disease, worldwide.

About OPX-212

OPX-212 is Opexa’s personalized T-cell immunotherapy in development for the treatment of NMO. It will be specifically tailored to each patient’s immune response to aquaporin-4. In NMO, the immune system recognizes aquaporin-4 as foreign, thus triggering an attack on myelin cells in the optic nerves and the spinal cord leading to demyelination and loss of axons. Symptoms of the attack include blindness in one or both eyes followed within days or weeks by varying degrees of paralysis in the arms and legs. OPX-212 has an hypothesized mechanism of action to reduce the number and/or regulate aquaporin-4 reactive T-cells (ARTCs), thereby reducing the frequency of clinical relapses and subsequent progression in disability. OPX-212 will be manufactured using ImmPath®, Opexa Therapeutics’ proprietary T-cell immunotherapy platform technology.

About Opexa

Opexa is a biopharmaceutical company developing a personalized immunotherapy with the potential to treat major illnesses, including multiple sclerosis (MS) as well as other autoimmune diseases such as neuromyelitis optica (NMO). These therapies are based on Opexa’s proprietary T-cell technology. The Company’s leading therapy candidate, Tcelna®, is a personalized T-cell immunotherapy that is in a Phase IIb clinical development program (the Abili-T trial) for the treatment of secondary progressive MS. Tcelna consists of myelin-reactive T-cells, which are expanded ex vivo from the patient’s peripheral blood and reintroduced into the patient in an attenuated form via subcutaneous injections. This process triggers a potent immune response against specific subsets of autoreactive T-cells known to attack myelin for each individual patient.

For more information, visit the Opexa Therapeutics website at www.opexatherapeutics.com or follow company news on Twitter via @OpexaCEO.

Cautionary Statement Relating to Forward-Looking Information for the Purpose of "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

Statements contained in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "expects," "believes," "may," "intends," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements do not constitute guarantees of future performance. Investors are cautioned that forward-looking statements, including without limitation statements regarding the safety, efficacy and projected development timeline of drug candidates such as Tcelna® and OPX-212, constitute forward-looking statements. These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include without limitation our ability to raise additional capital to continue our development programs (including to achieve the specified milestones and raise the related capital for the development of OPX-212 in NMO), our ability to successfully develop potential products such as Tcelna and OPX-212, our ability to obtain, maintain and protect intellectual property rights (including for Tcelna and OPX-212), as well as other risks associated with the process of discovering, developing and commercializing drug candidates that are safe and effective for use as human therapeutics. These and other risks are described in detail in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. All forward-looking statements contained in this release speak only as of the date on which they were first made by us, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after such date.

CONTACT:
Opexa Therapeutics, Inc.
Karthik Radhakrishnan, 281-775-0600
Chief Financial Officer